UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2008

General Communication, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	000-15279	92-0072737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, General Communication, Inc. (“GCI”) was unable to file its Form 10-Q with the Securities and Exchange Commission (“SEC”) for the period ended March 31, 2008. In accordance with Nasdaq’s rules, on May 20, 2008, GCI received a Nasdaq staff determination letter stating that GCI is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with Nasdaq its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The letter states that trading of GCI’s common stock would be suspended on May 29, 2008 and a Form 25-NSE filed with the SEC removing GCI’s securities from listing and registration on The Nasdaq Stock Market unless GCI requests a hearing before a Nasdaq Listing Qualifications Panel no later than 4:00 p.m. Eastern Time on May 27, 2008. GCI intends to appeal the determination and request a hearing before the Panel, which will automatically stay delisting of the company’s common stock pending the Panel’s review and determination.

A copy of GCI’s press release announcing the Staff Determination Letter and GCI’s intention to appeal the determination is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit

Number	Description
99.1	Press release issued by General Communication, Inc. on May 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date:	May 23, 2008.

By:          /s/ John M. Lowber

Name:	John M. Lowber
Title:	Senior Vice President, Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)